The Prudential Series Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               March 31, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for The
Prudential Series Fund
          File Nos. 002-80896 and 811-3623

     On behalf of the Prudential Series Fund, enclosed for filing under the Investment
Company Act of 1940 is one copy of the Rule
24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-
7503.

                              Very truly
                              yours,
                              /s/    Grace C.
Torres
                              Grace C. Torres
                                   Treasurer